UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 22, 2003

INFORMATION HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14371	06-1518007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2777 Summer Street, Suite 602, Stamford, Connecticut		06905
(Address of principal executive offices)		(Zip Code)

(203) 961-9106

(Registrant’s telephone number, including area code)

Item 2.                                                           Acquisition or Disposition of Assets

Pursuant to the Asset Purchase Agreement, dated as of December 22, 2003 with effect as of December 31, 2003 (the “APA”), by and among Transcender LLC (“Transcender”), Information Ventures LLC, Information Holdings Inc. (“Information Holdings”), Kaplan Inc. (“Kaplan”) and Self Test Software, Inc., a subsidiary of Kaplan (the “Buyer”), Information Holdings sold its Transcender unit on December 22, 2003 to the Buyer.  Under the terms of the APA, the Buyer acquired substantially all of the assets of Transcender for cash consideration of $10 million, subject to a post-closing adjustment.  In addition, the Buyer assumed certain operating liabilities and, subject to certain conditions, acquired an option to acquire all of the membership interests of Transcender at a subsequent time.  The consideration was negotiated as part of an arms-length transaction between the parties.  Transcender, a subsidiary of Information Holdings, is a Delaware limited liability company.

The APA is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The foregoing is qualified in its entirety by reference to such document.

Item 5.                                                           Other Events and Regulation FD Disclosure

The new address for Information Holdings is 2777 Summer Street, Suite 602, Stamford, Connecticut 06905.

Item 7.                                                           Financial Statements and Pro Forma Financial Information

(b)           Pro Forma Financial Information

The following pro forma financial information is included herein:

I.                                         Pro Forma Condensed Consolidated Financial Statements of Information Holdings Inc.

Introduction

Pro Forma Condensed Consolidated Statements of Operations for the
Nine Months Ended September 30, 2003 and for the
Years Ended December 31, 2002, 2001 and 2000

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2003

Notes to Pro Forma Condensed Consolidated Financial Statements

(c)           Exhibits

2.1           APA (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Information Holdings hereby undertakes to furnish supplementally to the Securities and Exchange Commission (the “SEC”) copies of any omitted schedules and exhibits upon request therefor by the SEC.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORMATION HOLDINGS INC.

Dated: January 6, 2004	By:	/s/ Vincent A. Chippari
Name: Vincent A. Chippari
Title: Executive Vice President & CFO

EXHIBIT INDEX

Exhibit	Description

2.1

Asset Purchase Agreement, dated as of December 22, 2003 with effect as of December 31, 2003, by and among Transcender LLC, Information Ventures LLC, Information Holdings Inc., Self Test Software, Inc. and Kaplan Inc.  (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Information Holdings Inc. hereby undertakes to furnish supplementally to the Securities and Exchange Commission copies of any omitted schedules and exhibits upon request therefor by the Securities and Exchange Commission.)

Information Holdings Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

On April 8, 2003, Information Holdings Inc. (the “Company”) sold, pursuant to an Asset Purchase Agreement dated February 27, 2003, substantially all of the assets and certain liabilities of its wholly owned subsidiaries CRC Press LLC (“CRC Press LLC”), CRC Press (U.K.) LLC and Parthenon Publishing Group, Inc., to CRC Press I LLC and Routledge No. 2 Limited, both wholly owned subsidiaries of Taylor & Francis Group plc, for approximately $95,000,000 in cash, subject to a post closing adjustment.

On December 22, 2003, the Company sold substantially all of the assets and certain liabilities of its wholly owned subsidiary Transcender LLC (“Transcender”) to Self Test Software, Inc., a wholly owned subsidiary of Kaplan, Inc., for cash consideration of $10,000,000, subject to a post closing adjustment.

The following unaudited pro forma condensed consolidated statements of operations of the Company for the nine months ended September 30, 2003 and for the years ended December 31, 2002, 2001, and 2000 give effect to the disposition of CRC Press LLC and its subsidiaries (“CRC Press”) and of Transcender as if they both occurred on January 1, 2000.  The following unaudited pro forma condensed consolidated balance sheet of the Company as of September 30, 2003 gives effect to the disposition of Transcender as if it occurred on that date.  The unaudited pro forma condensed consolidated statements of operations do not reflect the gain on the sale of CRC Press, nor the loss on the sale of Transcender, nor do they reflect imputed interest on the proceeds from the dispositions.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company’s management.  The unaudited pro forma condensed consolidated financial statements are not designed to represent and do not represent what the Company’s results of operations and financial position would have been had the aforementioned transactions been completed as of the date or at the beginning of the period indicated or to project the Company’s results of operations or financial position at any future date or any future period.  The pro forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes contained in the Company’s 2002 Annual Report on Form 10-K.

Information Holdings Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Nine Months Ended September 30, 2003

(In thousands, except per share data)

	Information Holdings	Less: Transcender	Pro Forma Consolidated

Revenues	$64,923	$6,589	$58,334

Cost of sales	19,156	528	18,628

Gross profit	45,767	6,061	39,706

Operating expenses:

Selling, general and administrative	32,533	5,299	27,234

Depreciation and amortization	9,207	1,134	8,073

Total operating expenses	41,740	6,433	35,307

Income (loss) from operations	4,027	(372)	4,399

Other income (expense):

Other expense	(578)	—	(578)

Interest income, net	1,327	—	1,327

Income (loss) from continuing operations before income taxes	4,776	(372)	5,148

Provision for (benefit from) income taxes	1,729	(141)	1,870

Income (loss) from continuing operations	$3,047	$(231)	$3,278

Basic earnings per common share from continuing operations	$0.14		$0.15

Diluted earnings per common share from continuing operations	$0.14		$0.15

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

Information Holdings Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2002

(In thousands, except per share data)

	Information Holdings	Less: CRC Press	Less: Transcender	Pro Forma Consolidated

Revenues	$141,767	$52,053	$11,762	$77,952

Cost of sales	41,966	17,929	822	23,215

Gross profit	99,801	34,124	10,940	54,737

Operating expenses:

Selling, general and administrative	66,909	24,108	7,775	35,026

Depreciation and amortization	16,941	3,102	3,008	10,831

Impairment of long-lived assets	39,380	—	36,222	3,158

Total operating expenses	123,230	27,210	47,005	49,015

(Loss) income from operations	(23,429)	6,914	(36,065)	5,722

Other income (expense):

Other income	5	—	—	5

Interest income (expense), net	473	(155)	—	628

(Loss) income before income taxes	(22,951)	6,759	(36,065)	6,355

(Benefit from) provision for income taxes	(9,227)	2,542	(13,705)	1,936

Net (loss) income	$(13,724)	$4,217	$(22,360)	$4,419

Basic (loss) earnings per common share	$(0.63)			$0.20

Diluted (loss) earnings per common share	$(0.63)			$0.20

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

Information Holdings Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2001

(In thousands, except per share data)

	Information Holdings	Less: CRC Press	Less: Transcender	Pro Forma Consolidated

Revenues	$105,336	$42,424	$21,347	$41,565

Cost of sales	26,676	13,714	1,242	11,720

Gross profit	78,660	28,710	20,105	29,845

Operating expenses:

Selling, general and administrative	49,831	22,997	9,732	17,102

Depreciation and amortization	18,769	2,642	6,558	9,569

Impairment of long-lived assets	400	—	—	400

Total operating expenses	69,000	25,639	16,290	27,071

Income from operations	9,660	3,071	3,815	2,774

Other income (expense):

Other (expense) income	(16)	—	3	(19)

Interest income (expense), net	3,505	(148)	—	3,653

Income before income taxes	13,149	2,923	3,818	6,408

Provision for income taxes	5,311	1,071	1,451	2,789

Net income	$7,838	$1,852	$2,367	$3,619

Basic income per common share	$0.36			$0.17

Diluted income per common share	$0.36			$0.17

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

Information Holdings Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2000

(In thousands, except per share data)

	Information Holdings	Less: CRC Press	Less: Transcender	Pro Forma Consolidated

Revenues	$73,289	$38,984	$4,077	$30,228

Cost of sales	19,720	10,422	302	8,996

Gross profit	53,569	28,562	3,775	21,232

Operating expenses:

Selling, general and administrative	36,987	20,602	2,014	14,371

Depreciation and amortization	9,744	1,993	971	6,780

Impairment of long-lived assets	1,500	—	—	1,500

Total operating expenses	48,231	22,595	2,985	22,651

Income from operations	5,338	5,967	790	(1,419)

Other income (expense):

Other income (expense)	2	5	(1)	(2)

Interest income (expense), net	7,005	(144)	—	7,149

Income before income taxes	12,345	5,828	789	5,728

Provision for income taxes	5,253	2,273	308	2,672

Net income	$7,092	$3,555	$481	$3,056

Basic income per common share	$0.34			$0.15

Diluted income per common share	$0.34			$0.15

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

Information Holdings Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

September 30, 2003

(In thousands)

	Information Holdings	Less: Transcender	Pro Forma Adjustments		Pro Forma Consolidated
Cash, cash equivalents and short-term investments	$54,407	$(63)	$7,090	(1)	$61,560
Accounts receivable, net	27,107	385			26,722
Other current assets	11,352	263			11,089
Total current assets	92,866	585	7,090		99,371

Investments	87,470	—			87,470
Identified intangible assets, net	66,315	2,405			63,910
Goodwill	83,140	12,800			70,340
Other long-term assets	8,445	607	(391	)(1),(2)	7,447

Total assets	$338,236	$16,397	$6,699		$328,538

Accounts payable	$26,542	$137			$26,405
Deferred subscription revenue	17,791	80			17,711
Other current liabilities	19,712	243	(16,938	)(1)	2,531
Long-term liabilities	—	—	13,044	(2)	13,044
Total liabilities	64,045	460	(3,894)		59,691

Common stock	219	—			219
Treasury stock	(14,723)	—			(14,723)
Additional paid-in capital	247,923	47,767	47,767	(1)	247,923
Accumulated comprehensive income	657	—			657
Retained earnings	40,115	(31,830)	(37,174	)(1)	34,771

Total equity	274,191	15,937	10,593		268,847

Total liabilities and equity	$338,236	$16,397	$6,699		$328,538

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

Information Holdings Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.     PRO FORMA ADJUSTMENTS

For purposes of determining the pro forma effect of the disposition of Transcender on Information Holdings Inc.’s Condensed Consolidated Balance Sheet as of September 30, 2003, the following adjustments have been made (In thousands):

(1)   Represents the proceeds from the sale of Transcender (net of estimated deal costs and settlement of retained obligations), the estimated loss on disposition, and the related impact on income taxes, as follows – debit (credit):

Cash	$7,090
Other current liabilities (income tax liability)	16,938
Other long-term assets (deferred taxes)	(13,435)
Additional paid in capital	(47,767)
Retained earnings (loss of Transcender prior to disposition)	31,830
Retained earnings (estimated after-tax loss on disposition)	5,344

(2)   Represents a reclassification of net long-term deferred taxes.  The disposition of Transcender results in a reclassification in long-term deferred taxes from a net asset to a net liability.

Other long-term assets	$13,044
Long-term liabilities	(13,044)

2.     EARNINGS PER SHARE

Earnings per share are calculated by dividing the net income by the weighted average outstanding shares during the period.  The weighted average outstanding shares for the nine months ended September 30, 2003 and for the years ended December 31, 2002, 2001 and 2000, respectively are as follows (In thousands):

	September 30, 2003	December 31, 2002	December 31, 2001	December 31, 2000

Basic	21,159	21,735	21,686	20,583
Diluted	21,194	21,735	21,826	20,822